As filed with the Securities and Exchange Commission on April 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3112828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1050 Enterprise Way, Suite 700

Sunnyvale, California 94089

(Address of principal executive office, including zip code)

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full title of the plan)

Jae Kim, Esq.

Senior Vice President and General Counsel

Rambus Inc.

1050 Enterprise Way, Suite 700

Sunnyvale, California 94089

(408) 462-8000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE (1)

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
- 2015 Equity Incentive Plan	4,000,000	$14.06(2)	$56,240,000	$6,535.09
- 2015 Employee Stock Purchase Plan	2,000,000	$11.95(3)	$23,900,000	$2,777.18
Total	6,000,000	—	$80,140,000	$9,312.27

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) that may become issuable under the 2015 Equity Incentive Plan (the “Equity Plan”) and 2015 Employee Stock Purchase Plan (the “ESPP”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Common Stock.
(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Shares as reported on The NASDAQ Global Select Market on April 24, 2015.
(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Shares as reported on The NASDAQ Global Select Market on April 24, 2015, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.

EXPLANATORY NOTE

Rambus, Inc. (the “Company”) has adopted, and the stockholders of the Company have approved, the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan. The total number of authorized Shares that may be issued under the 2015 Equity Incentive Plan equals 4,000,000 shares of common stock of the Company (the “Shares”) registered hereunder plus (i) the number of Shares that remain available for grant under the 2006 Equity Incentive Plan, as amended, as of the effective date of the 2015 Equity Incentive Plan and (ii) the number of Shares that are subject to awards under the 2006 Equity Incentive Plan, as amended, as of the effective date of the 2015 Equity Incentive Plan that, on or after the effective date of the 2015 Equity Incentive Plan, are forfeited, cancelled, exchanged, surrendered or terminate under the terms of the 2006 Equity Incentive Plan, as amended; provided, however, that no more than 10,000,000 shares may be granted under the 2015 Equity Incentive Plan pursuant to options intended to qualify as incentive stock options. The Shares referred to in clauses (i) and (ii) of the previous sentence were registered on registration statements on Forms S-8 (Nos. 333-146770, 333-159516, 333-181072 and 333-195656) filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2007, May 28, 2009, May 1, 2012 and May 2, 2014, respectively. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Rambus Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) on February 20, 2015;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed pursuant to Section 13(a) of the Exchange Act on April 24, 2015;

(c) The Registrant’s Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on January 22, 2015, March 9, 2015 and April 28, 2015; and

(d) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 2, 1997, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation and Bylaws provide for the indemnification of present and former directors, officers, employees and agents of the Registrant and persons serving as directors, employees or agents of another corporation or entity at the request of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant enters into indemnification agreements with each of its directors and executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of the Registrant or another entity at the request of the Registrant. The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately following the signature pages.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 27th day of April, 2015.

RAMBUS, INC.

By:	/s/ Satish Rishi
Satish Rishi
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Ronald Black, Satish Rishi and Jae Kim as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Ronald Black	Chief Executive Officer, President and Director	April 27, 2015
Ronald Black	(Principal Executive Officer)

	Senior Vice President, Finance and Chief	April 27, 2015
/s/ Satish Rishi	Financial Officer (Principal Financial and
Satish Rishi	Accounting Officer)

/s/ Eric Stang	Chairman of the Board of Directors	April 27, 2015
Eric Stang

/s/ J. Thomas Bentley	Director	April 28, 2015
J. Thomas Bentley

/s/ E. Thomas Fisher	Director	April 28, 2015
E. Thomas Fisher

/s/ Penelope A. Herscher	Director	April 28, 2015
Penelope A. Herscher

/s/ Charles Kissner	Director	April 27, 2015
Charles Kissner

/s/ David Shrigley	Director	April 27, 2015
David Shrigley

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	2015 Equity Incentive Plan and forms of agreements thereunder.

4.2(1)	2015 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

(1)	Incorporated by reference to the Form 8-K filed on April 28, 2015.